Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ACELL, INC. IF PUBLICLY DISCLOSED.

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 23, 2018, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACELL, INC., a Delaware corporation with its principal place of business at 6640 Eli Whitney Drive, Columbia, Maryland 21046 (“Borrower”).

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 28, 2017, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of March 28, 2017, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                      DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         Borrower hereby acknowledges and agrees that, on or before the date that is thirty (30) days from the date of this Loan Modification Agreement, Borrower will deliver the following to Bank, each in form and substance satisfactory to Bank in Bank’s sole discretion: (a) an endorsement to Borrower’s general liability policy that names Bank as an additional insured; and (b) an endorsement or endorsements to Borrower’s general liability and property insurance policies stating that the insurer will give Bank at least thirty (30) days prior written notice before any such policy or policies shall be cancelled or materially altered. Borrower acknowledges and agrees that the failure of Borrower to satisfy any of the requirements set forth in the immediately preceding sentence on or before the date that is thirty (30) days from the date of this Loan Modification Agreement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.4 thereof:

“If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).”

and inserting in lieu thereof the following:

“If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount, exceeds the lesser of either the Revolving Line or the

Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance’’).”

3                                         The Loan Agreement shall be amended by deleting the following, appearing as Section 2.5(a) thereof:

“                                          (a)                                 Interest Rate.

(i)                                     Advances.  Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of [*] above the Prime Rate and [*], which interest shall be payable monthly in accordance with Section 2.5(d) below.

(ii)                                  Existing Term Loan Advances.  Subject to Section 2.5(b), the principal amount outstanding under each Existing Term Advance shall accrue interest at a floating per annum rate equal to the greater of [*] above the Prime Rate and [*] which interest shall be payable monthly in accordance with Section 2.5(d) below.”

and inserting in lieu thereof the following:

“                                          (a)                                 Interest Rate.

(i)                                     Advances.  Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of [*] above the Prime Rate and [*], which interest shall be payable monthly in accordance with Section 2.5(d) below.

(ii)                                  Existing Term Loan Advances. Subject to Section 2.5(b), the principal amount outstanding under each Existing Term Advance shall accrue interest at a floating per annum rate equal to the greater of [*] above the Prime Rate and [*], which interest shall be payable monthly in accordance with Section 2.5(d) below.”

4                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.6(b) thereof:

“The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding;”

and inserting in lieu thereof the following:

“The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);”

5                                         The Loan Agreement shall be amended by: (a) deleting “and” appearing at the end of Section 2.6(d) thereof; (b) deleting appearing at the end of Section 2.6(e) and inserting in lieu thereof and (c) inserting the following new Sections 2.6(f) and 2.6(g) to appear immediately following Section 2.6(e) thereof:

“                                          (f)                                   Anniversary Fee. A fully earned, non-refundable anniversary fee of [*] is earned as of the First LMA Effective Date and is due and payable on the earliest to occur of (i) the one (1) year anniversary of the First LMA Effective Date, (ii) the occurrence of an Event of Default, or (iii) the termination of this Agreement; and

(g)                                  Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”

6                                         The Loan Agreement shall be amended by inserting the following new Sections 2.9, 2.10 and 2.11, to appear immediately following Section 2.8 thereof:

“                                         2.9                               Letters of Credit Sublimit.

(a)                                 As part of the Revolving Line, Bank may, in its good faith business discretion, issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (i) [*], minus (B) amounts used for Cash Management Services, and minus (C) the FX Reduction Amount and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (C) the FX Reduction Amount.

(b)                                 If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to [*] for Letters of Credit denominated in Dollars or at least [*] for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit

Application’’). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c)                                  The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d)                                 Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e)                                  To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.10                        Foreign Exchange Sublimit. As part of the Revolving Line, Bank may, in its good faith business discretion, enter into foreign exchange contracts with Borrower under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Contract”) on a specified date (the “Settlement Date”). FX Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date. The aggregate FX Reduction Amount at any one time may not exceed the lesser of (a) (i) [*], minus (ii) the sum of all amounts used for Cash Management Services, and minus (iii) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and (b) (i) the lesser of the Revolving Line or the Borrowing Base, minus (ii) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (iii) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by the FX Reduction Amount. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with FX Contracts will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.11                        Cash Management Services Sublimit. Bank may, in its good faith business discretion, permit Borrower to use the Revolving Line in an aggregate amount not to exceed the lesser of (a) (i) [*], minus (ii) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iii) the FX Reduction Amount and (b) (i) the lesser of the Revolving Line or the Borrowing Base, minus (ii) the sum of all outstanding principal amounts of any Advances, minus (iii) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iv) the FX Reduction Amount, for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

7                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4 thereof:

“Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance. Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance.”

and inserting in lieu thereof the following:

“Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than under Section 2.9 or 2.11) set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance.”

8                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.3(b) thereof:

“(iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.”

and inserting in lieu thereof the following:

“(iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base minus (A) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (B) the FX Reduction Amount, and minus (C) any amounts used for Cash Management Services.”

9                                         The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof:

“                                          6.9                               Financial Covenants.

(a)                                 Bank Debt Ratio. Have at all times, to be tested as of the last day of each month, a Bank Debt Ratio of at least 1.25 to 1.0.

(b)                                 Modified EBITDA. Have at all times, to be tested as of the last day of each month, Modified EBITDA minus capital expenditures for the three-month period ending on such date of at least (i) [*] for the three-month period ending on March 31,2017, (ii) [*] for the three-month period ending on April 30, 2017, (iii) [*] for the three-month period ending on May 31, 2017, (iv) [*] for the three-month periods ending on June 30, 2017 and July 31, 2017, (v) [*] for the three-month period ending on August 31, 2017, (vi) [*] for the three-month period ending on September 30, 2017, (vii) [*] for the three-month period ending on October 31, 2017, (viii) [*] for the three-month period ending on November 30, 2017, (ix) [*] for the three-month period ending on December 31, 2017 and (x) [*] for the three-month period ending on January 31, 2018 and for each three-month period ending on last day of each month thereafter.”

and inserting in lieu thereof the following:

“                                          6.9                               Financial Covenants.

(a)                                 Bank Debt Ratio. Have at all times, to be tested as of the last day of each month through and including the month ending January 31, 2018, a Bank Debt Ratio of at least 1.25 to 1.0.

(b)                                 Modified EBITDA. Have at all times, to be tested as of the last day of each month, Modified EBITDA minus capital expenditures for the three-month period ending on such date of at least (i) [*] for the three-month period ending on March 31, 2017, (ii) [*] for the three-month period ending on April 30, 2017, (iii) [*] for the three-month period ending on May 31, 2017, (iv) [*] for the three-month periods ending on June 30, 2017 and July 31, 2017, (v) [*] for the three-month period ending on August 31, 2017, (vi) [*] for the three-month period ending on September 30, 2017, (vii) [*]for the three-month period ending on October 31, 2017, (viii) [*] for the three-month period ending on November 30, 2017, (ix) [*] for the three-month period ending on December 31, 2017 and (x) [*] for the three-month period ending on January 31, 2018.”

(c)                                  Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least [*].”

10                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 6.12 thereof:

“                                          6.12                        Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).”

and inserting in lieu thereof the following:

“                                          6.12                        Online Banking.

(a)                                 Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)                                 Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

11                                  The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“                                          “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.”

“                                          “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.”

“                                          “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

“                                          “Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit C.”

“                                          “FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“                                          “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.”

“                                          “Streamline Period” is on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has at all times during the immediately preceding calendar month maintained an Adjusted Quick Ratio, as determined by Bank in its sole discretion, of at least [*] (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its sole discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its sole discretion, that the Threshold Amount has been achieved.

and inserting in lieu thereof the following;

“                                          “Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.”

“                                          “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.”

“                                          “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

“                                          “Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.”

“                                          “FX Contract” is defined in .Section 2.10.”

“                                          “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.9.”

“                                          “Streamline Period” is on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has at all times during the immediately preceding calendar month maintained an Adjusted Quick Ratio, as determined by Bank in its sole discretion, of greater than [*] (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its sole discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its sole discretion, that the Threshold Amount has been achieved.”

12                                  The Loan Agreement shall be amended by deleting the following subsections appearing in the definition of “Eligible Accounts” thereof:

“                                          (a)                                 Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent, and Accounts that are intercompany Accounts;’’

“                                          (e)                                  Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada;”

“                                          (t)                                    Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;”

and inserting in lieu thereof the following:

“                                          (a)                                 Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;”

“                                          (e)                                  Accounts owing from an Account Debtor which does not have its principal place of business in the United States, or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States;”

“                                          (t)                                    Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;”

13                                  The Loan Agreement shall be amended by, in the definition of “Eligible Accounts” set forth in Section 13.1 thereof, (i) deleting “and” appearing at the end of subsection (u), (ii) deleting appearing at the end of subsection (v) and inserting in lieu thereof”;” and (iii) inserting the following new subsections immediately following subsection (v):

“                                          (w)                               Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;

(x)                                 Accounts billed and/or payable in a Currency other than Dollars;

(y)                                 Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing; and

(z)                                  Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment.”

14                                  The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in .Section 13.1 thereof:

“                                          “Administrator” is an individual that is named:

(a)                                 as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b)                                 as an Authorized Signer of Borrower in an approval by the Board.”

“                                          “Cash Management Services” is defined in Section 2.11.”

“                                          “Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.”

“                                          “First LMA Effective Date” is March 23, 2018.”

“                                          “FX Reduction Amount” means, with respect to a given FX Contract, the notional amount thereof multiplied by the currency exchange risk factor for the currencies involved in the FX Contract, multiplied by the current foreign exchange spot rates, in each instance as determined and calculated by Bank in its sole discretion.”

“                                          “Letter of Credit Application” is defined in Section 2.9(b).”

“                                          “Letter of Credit Reserve” is defined in Section 2.9(e).”

“                                          “Settlement Date” is defined in .Section 2.10.”

“                                          “Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such

Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.”

15                                  Effective as of February 28, 2018, the Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“                                          “Revolving Line Maturity Date” is February 28, 2018.”

and inserting in lieu thereof the following:

“                                          “Revolving Line Maturity Date” is March 23, :2020.”

16                                  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto.

17                                  The Borrowing Base Report appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit C - Intentionally Omitted”.

4.                                      FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to [*], which fee shall be fully earned. due and payable on the date hereof. Borrower shall also reimburse Bank for ail legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                      RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of March 28, 2017, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.                                      CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                      RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms. and reaffirms all terms and conditions of all security or other collateral granted to Bank. and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                      NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses. claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank. whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                      CONTTNUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modification to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                               COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACELL, INC.		SILICON VALLEY BANK

By:	/s/ Patrick McBrayer	By:	/s/ Nathan Meaux

Name:	Patrick McBrayer	Name:	Nathan Meaux

Title:	CEO	Title:	Vice President

Schedule 1

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACELL, INC.

The undersigned authorized officer of ACELL, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”). (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below. (2) there are no Events of Default. (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal. state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
and Deferred Revenue Report (to the extent that Borrower has Deferred Revenue)	Monthly within 30 days	Yes No N/A
Detailed Account Debtor listings	Monthly within 30 days	Yes No
Borrowing Base Reports	Monthly within 30 days	Yes No
Board-approved Projections	Earlier of (i) February 15th or (ii) within 10 days of Board approval, and as amended/updated	Yes No

Financial Covenants	Required	Actual	Complies

Maintain:
Adjusted [*] Ratio (at all times, tested monthly)	[*]	: [*]	Yes No

Streamline Period	Required	Actual	Eligible

Maintain:
Adjusted Quick Ratio (at all times, tested monthly)	[*]	: [*]	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state :No exceptions to note.’’)

ACELL, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Compliance Status: ☐ Yes ☐ No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.                                      Adjusted Quick Ratio (Section 6.9(c)) (tested monthly)

Required: [*]

Actual:       : [*]

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained at Bank, determined according to GAAP	$

B.	Aggregate value of Borrower’s net billed accounts receivable, determined according to GAAP	$

C.	Quick Assets (the sum of lines A and B)	$

D.	All obligations and liabilities of Borrower to Bank, including, without limitation, the Obligations	$

E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year

$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Current portion of Deferred Revenue	$

H.	Line F minus line G	$

I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than or equal to [*]?

☐ No, not in compliance                    ☐ Yes, in compliance